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                    MURTHA, CULLINA, RICHTER AND PINNEY LLP
                                  CITYPLACE 1
                               185 ASYLUM STREET
                       HARTFORD, CONNECTICUT 06103-3469

                           TELEPHONE (860) 240-6000
                           FACSIMILE (860) 240-6150





                                April 17, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re: Post Effective Amendment No. 1 to the Registration Statement on Form S-8 Relating to the Lydall, Inc. 1992 Stock Incentive Compensation Plan

Ladies and Gentlemen:

        We have acted as counsel to Lydall, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") registering an additional 840,000 shares of common stock, par value $.10 per share ("Common Stock"), of the Company for issuance from time-to-time under the Lydall, Inc. 1992 Stock Incentive Compensation Plan (the "Plan"). The Company has asked us to furnish you with our opinion as to the matters hereinafter set forth in support of the Registration Statement.

        In rendering this opinion, we have reviewed originals or copies, certified or otherwise authenticated to our satisfaction, of the Amended & Restated Certificate of Incorporation, Bylaws, and other records of the corporate proceedings of the Company and such other documents, including the Plan, as we have deemed necessary. As to various questions of fact material to our opinion, we have relied upon statements of fact contained in the documents we have examined or made to us by officers of the Company, who by reason of their positions would be expected to have knowledge of such facts. In addition, we have reviewed such provisions of law and have made such other and further investigations as we have deemed necessary in order to express the opinions hereinafter set forth.

        Based upon and subject to the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the 840,000 additional shares of Common Stock which may be issued and sold from time-to-time by the Company pursuant to the Plan as described in the Registration Statement and the Prospectus comprising a part thereof will be,
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MURTHA, CULLINA, RICHTER AND PINNEY LLP

    Securities and Exchange Commission
    April 17, 1998
    Page 2


    when issued in accordance with the Plan, validly issued, fully paid and nonassessable shares of Common Stock.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     MURTHA, CULLINA, RICHTER and PINNEY



                                     By: /s/ Richard S. Smith, Jr.
                                        ---------------------------------------
                                                 Richard S. Smith, Jr.
                                                 A Partner of the Firm


cc:   Ms. Carole F. Butenas
      Attorney Mary Tremblay